EXHIBIT 99.1

Press Release	Source: WaterBank of America (USA) Inc.

WaterBank of America (USA) Inc. Signs Letter of Intent to Acquire Aqua Maestro, Inc., Leading Distributor of High-End Bottled Water Products Throughout North America

MIAMI, FL--(MARKET WIRE)--Dec 19, 2006 -- WaterBank of America (USA) Inc. (OTC BB:WBKA.OB - News), a vertically integrated water company developing and marketing secured water products, announces that it has entered into a Letter of Intent to acquire Aqua Maestro, Inc., one of North America's leading distributors of fine bottled waters. The successful completion of this acquisition will enable WaterBank to build additional revenue streams and complement its flagship spring water ice cube product ICEROCKS®, which will benefit from Aqua Maestro's distribution network.

Aqua Maestro, Inc. is a leading importer and distributor in North America for a wide range of the world’s finest bottled waters.

After building a local home delivery retail client base, Aqua Maestro expanded into the local wholesale market, including restaurants, clubs, and spas. Expansion progressed over the years to hotels, resorts, cruise ships, and retailers. Aqua Maestro currently carries over one hundred-seventy different items. The wholesale client base is across North America and the Caribbean, including many well-known hotels. In addition, Aqua Maestro ships to private clients in all fifty states, and several countries.

The Company has received a number of awards, including two of the bottled water industry's highest awards from the International Bottled Water Association (IBWA) for excellence in print and Internet presentation.

"We are very pleased with the recently signed Letter of Intent enabling us to move forward with the acquisition of Aqua Maestro, which we believe will significantly help to accelerate distribution of our flagship product ICEROCKS® through their established channels," describes WaterBank Chairman, Byron Messier.

For full disclosure, please refer to our SEC filings at www.sec.gov

About Aqua Maestro, Inc.:

Aqua Maestro, Inc. was established in 2002 by former Wall Street entrepreneur Gene D. Donney and his son Gene R. Donney. From its original small beginnings as a home delivery business of gourmet waters to South Floridians, the Company has grown to become the premier high-end bottled water importer and distributor of some 45 brands in the US and Caribbean. For more information, please visit: http://www.aquamaestro.com

About WaterBank of America (USA) Inc.:

WaterBank of America (USA) Inc. specializes in the manufacture and distribution of its branded ICEROCKS® ice cubes in innovative, secure and convenient packaging, and the accumulation of fresh water assets through investment in spring sources in Canada and the United States. For more information, please visit: www.icerocks.com

Forward-Looking Statements Disclaimer:

Certain statements contained in this release, including products, as well as statements containing words like "believes," "estimate," "expects," "anticipates," "target," "plans," "will," "could" and other similar expressions, are forward-looking statements that involve a number of risks and uncertainties. Factors that could cause actual results to differ materially from those projected in the company's forward-looking statements include the following: capital market risks, our ability to raise additional capital when needed; market acceptance of our products; our financial and technical resources relative to those of our competitors; government regulation of our products; our ability to enforce our intellectual property rights and protect our proprietary technologies; the ability to obtain additional spring sources; the timing of commercial product launches and delays in product development; the ability to achieve key technical milestones in key products; dependence on third parties to develop, manufacture, sell and market our products; potential product liability claims, risks related to our business and the market for its equity and other risk factors identified from time to time in the company's SEC reports and other filings, including the Company's Form 8-K filed with the SEC on October 25, 2006. Except as expressly required by the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changes in circumstances or any other reason.

Water Bank of America, Inc. is a featured Company on Water-Stocks.com, BeverageStocks.com

For full details, click here: http://www.water-stocks.com/CO/WBKA/Default.asp

Contact:

Mr. Jose Francisco Klujsza
President & CEO
Email: jfk@icerocks.com

Mr. Jean-Jean Pelletier
Co-Founder / Senior Vice President & Business Development
Email: jjp@icerocks.com

WaterBank of America (USA) Inc.
1395 Brickell Avenue, Suite 1020
Miami, Florida, 33131, USA
Telephone: (786) 597-5282
Fax: (786) 513-0858
 http://www.waterbankofamerica.com